March 27, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2006

SEROLOGICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225
(State or Other Jurisdiction	(Commission File	(IRS Employee
of Incorporation)	Number)	Identification No.)

5655 Spalding Drive, Norcross, GA		30092
(Address of Principal Executive Offices)		(Zip Code)

(678) 728-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 23, 2006, Upstate Group, L.L.C. (“Upstate”), a wholly-owned subsidiary of Serologicals Corporation (“Serologicals”), entered into a definitive Stock Purchase Agreement with The Ronald L. Gingerich Revocable Living Trust dated May 23, 1995 (the “Trust”) and Mr. Ronald L. Gingerich, pursuant to which Upstate will acquire from the Trust all the issued and outstanding common stock of Linco Research, Incorporated (“LRI”) and LINCO Diagnostic Services, Inc. (“LDS”) for total consideration of $64.5 million in cash. The cash consideration payable by Upstate to the Trust will be reduced by the amount required to repay the debt of LRI and LDS, the amount required to pay certain change-of-control payments to LRI and LDS executives and the amount required to pay certain expenses. Simultaneously with the execution of the Stock Purchase Agreement, Upstate entered into a definitive Purchase and Sale Agreement with Paragon Properties, L.C., an affiliate of Mr. Ronald L. Gingerich (“Paragon”), pursuant to which Upstate will purchase three parcels of improved real estate that are now leased by LRI and LDS. Upstate agreed to pay $10.3 million for such real estate. This description of the Stock Purchase Agreement and the Purchase and Sale Agreement and the related transactions is qualified in its entirety by reference to the definitive Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, and the definitive Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 2.2.

On March 23, 2006, Serologicals issued press release announcing the transactions described above, a copy of which is attached hereto as Exhibit 99.1. Serologicals also conducted a conference call announcing such transactions; a final transcript of the call is attached hereto as Exhibit 99.2.

Serologicals expects to finance the consideration for the transactions described above using a combination of cash on hand and proceeds from a new credit facility. Serologicals expects the acquisition to be completed during the second quarter of 2006, pending expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. The transactions described above have been approved by the Serologicals board of directors and by the Trust, which is the owner of 100% of the common stock of LRI and LDS. There are no material relationships between Serologicals and Upstate, or any of their respective affiliates, and the Trust and Paragon, other than in respect of the Stock Purchase Agreement and the Purchase and Sale Agreement.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

None

(b) Pro Forma Financial Statements

None

(d) Exhibits

2.1                               Stock Purchase Agreement, dated as of March 23, 2006, by and among Upstate Group, L.L.C., The Ronald L. Gingerich Revocable Living Trust dated May 23, 1995 and Ronald L. Gingerich.

2.2                               Purchase and Sale Agreement, dated as of March 23, 2006, by and between Upstate Group, L.L.C. and Paragon Properties, L.C.

99.1                         Press Release issued by Serologicals Corporation on March 23, 2006.

99.2                         Conference Call Transcript—Serologicals Corporation Acquisition Review, held on March 24, 2006 at 9:00 a.m. EST.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEROLOGICALS CORPORATION

By:	/s/ HAROLD W. INGALLS
Name:	Harold W. Ingalls
Title:	Vice President of Finance and Chief Financial Officer

Date: March 27, 2006

EXHIBIT INDEX

Number	Description
2.1	Stock Purchase Agreement, dated as of March 23, 2006, by and among Upstate Group, L.L.C., The Ronald L. Gingerich Revocable Living Trust dated May 23, 1995 and Ronald L. Gingerich.
2.2	Purchase and Sale Agreement, dated as of March 23, 2006, by and between Upstate Group, L.L.C. and Paragon Properties, L.C.
99.1	Press Release issued by Serologicals Corporation on March 23, 2006.
99.2	Conference Call Transcript—Serologicals Corporation Acquisition Review, held on March 24, 2006 at 9:00 a.m. EST